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                                                                    Exhibit 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cephalon, Inc. of our report dated December 26, 2001, relating to the financial statements of Lafon Group, which appear in Cephalon, Inc.'s Current Report on Form 8-K/A filed on February 13, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


Paris, France
February 14, 2002

Befec-Price Waterhouse

Member of PricewaterhouseCoopers


/s/ Liliane Tellier
Partner